Exhibit 99(1)

Hess Reports Estimated Results for the First Quarter of 2011

First Quarter Highlights:

  Net income was $929 million compared with $538 million in the first quarter of 2010
  Net income included an after-tax gain of $310 million relating to asset sales
  Net cash provided by operating activities was $1,135 million, compared with $825 million in the first quarter of 2010
  Oil and gas production was 399,000 barrels per day, compared with 423,000 in the first quarter of 2010

NEW YORK--(BUSINESS WIRE)--April 27, 2011--Hess Corporation (NYSE: HES) reported net income of $929 million for the first quarter of 2011 compared with $538 million for the first quarter of 2010. The after-tax income (loss) by major operating activity was as follows:

	Three Months Ended
	March 31, (unaudited)
	2011	2010
	(In millions, except
	per share amounts)
Exploration and Production	$979	$551
Marketing and Refining	39	87
Corporate	(28)	(48)
Interest expense	(61)	(52)
Net income attributable to Hess Corporation	$929	$538

Net income per share (diluted)	$2.74	$1.65

Weighted average number of shares (diluted)	339.2	327.0

Note: See the following page for a table of items affecting the comparability of earnings between periods.

Exploration and Production earnings were $979 million in the first quarter of 2011 compared with $551 million in the first quarter of 2010. The Corporation’s first quarter oil and gas production was 399,000 barrels of oil equivalent per day, down from 423,000 barrels of oil equivalent per day in the first quarter a year ago, primarily reflecting the suspension of production in Libya in early March due to civil unrest and the sale of certain natural gas producing assets in the United Kingdom North Sea. The Corporation’s average worldwide crude oil selling price, including the effect of hedging, was $87.22 per barrel, an increase from $63.62 per barrel in the first quarter of 2010. The average worldwide natural gas selling price was $5.84 per Mcf in the first quarter of 2011 compared with $5.92 per Mcf in the same quarter a year ago. First quarter 2011 results included higher exploration expenses reflecting dry hole costs of $121 million ($77 million after-tax) associated with an exploration well located on Block 1 offshore Egypt in the North Red Sea.

Marketing and Refining earnings were $39 million in the first quarter of 2011 compared with $87 million in the same period in 2010. Refining operations incurred a loss of $48 million in the first quarter of 2011 compared with a loss of $56 million in the first quarter a year ago. Marketing earnings were $68 million compared with $121 million in the first quarter of 2010. Trading activities generated income of $19 million in the first quarter of 2011 compared with $22 million in the first quarter of last year.

The following table reflects the total after-tax income (expense) of items affecting the comparability of earnings between periods:

	Three Months Ended
	March 31, (unaudited)
	(Millions of dollars)
	2011	2010
Exploration and Production	$310	$58
Corporate	-	(7)
	$310	$51

First quarter 2011 results included an after-tax gain of $310 million related to the sale of the Corporation’s interests in certain natural gas producing assets in the United Kingdom North Sea.

Net cash provided by operating activities was $1,135 million in the first quarter of 2011, compared with $825 million in the same quarter of 2010. Capital and exploratory expenditures were $1,186 million, of which $1,173 million related to Exploration and Production operations. Capital and exploratory expenditures for the first quarter of 2010 were $861 million, of which $841 million related to Exploration and Production operations.

At March 31, 2011, cash and cash equivalents totaled $1,968 million up from $1,608 million at December 31, 2010. Total debt was $5,552 million at March 31, 2011 and $5,583 million at December 31, 2010. The Corporation’s debt to capitalization ratio at March 31, 2011 improved to 23.5 percent compared with 24.9 percent at the end of 2010.

Hess Corporation will review first quarter financial and operating results and other matters on a webcast at 10 a.m. today. For details about the event, refer to the Investor Relations section of our website at www.hess.com.

Hess Corporation, with headquarters in New York, is a global integrated energy company engaged in the exploration, production, purchase, transportation and sale of crude oil and natural gas, as well as the production and sale of refined petroleum products. More information on Hess Corporation is available at www.hess.com.

Forward Looking Statements

Certain statements in this release may constitute "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended. Forward-looking statements are subject to known and unknown risks and uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, uncertainties inherent in the measurement and interpretation of geological, geophysical and other technical data.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS OF DOLLARS)

	First	First	Fourth
	Quarter	Quarter	Quarter
	2011	2010	2010
Income Statement
Revenues and Non-operating Income
Sales (excluding excise taxes) and other operating revenues	$10,215	$9,259	$9,007
Income (loss) from equity investment in HOVENSA L.L.C.	(48)	(85)	(348)
Other, net	348	46	31

Total revenues and non-operating income	10,515	9,220	8,690

Costs and Expenses
Cost of products sold (excluding items shown separately below)	7,040	6,540	6,221
Production expenses	531	477	532
Marketing expenses	283	253	291
Exploration expenses, including dry holes
and lease impairment	313	151	317
Other operating expenses	42	52	42
General and administrative expenses	164	155	197
Interest expense	99	84	100
Depreciation, depletion and amortization	558	542	633

Total costs and expenses	9,030	8,254	8,333

Income before income taxes	1,485	966	357
Provision for income taxes	511	398	274

Net income	974	568	83
Less: Net income (loss) attributable to noncontrolling interests	45	30	25
Net income attributable to Hess Corporation	$929	$538	$58

Supplemental Income Statement Information
Foreign currency gains (losses), after-tax	$(3)	$(1)	$2
Capitalized interest	2	1	2

Cash Flow Information
Net cash provided by operating activities (*)	$1,135	$825	$1,478

Capital and Exploratory Expenditures
Exploration and Production
United States	$540	$337	$1,820
International	633	504	618

Total Exploration and Production	1,173	841	2,438
Marketing, Refining and Corporate	13	20	26

Total Capital and Exploratory Expenditures	$1,186	$861	$2,464

Exploration expenses charged to income included above
United States	$42	$41	$46
International	62	32	77
	$104	$73	$123

(*) Includes changes in working capital

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS OF DOLLARS)

	March 31,	December 31,
	2011	2010
Balance Sheet Information

Cash and cash equivalents	$1,968	$1,608
Other current assets	7,468	7,172
Investments	446	443
Property, plant and equipment – net	21,759	21,127
Other long-term assets	4,996	5,046
Total assets	$36,637	$35,396

Short-term debt and current maturities of long-term debt	$35	$46
Other current liabilities	7,316	7,567
Long-term debt	5,517	5,537
Other long-term liabilities	5,652	5,437
Total equity excluding other comprehensive income (loss)	18,990	17,968
Accumulated other comprehensive income (loss)	(873)	(1,159)
Total liabilities and equity	$36,637	$35,396

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS OF DOLLARS)

	First Quarter 2011
	United
	States	International	Total
Sales and other operating revenues	$746	$1,867	$2,613
Other, net	(1)	345	344

Total revenues and non-operating income	745	2,212	2,957
Costs and expenses
Production expenses, including related taxes	137	394	531
Exploration expenses, including dry holes
and lease impairment	109	204	313
General, administrative and other expenses	48	36	84
Depreciation, depletion and amortization	152	385	537

Total costs and expenses	446	1,019	1,465

Results of operations before income taxes	299	1,193	1,492
Provision for income taxes	112	401	513

Results of operations attributable to Hess Corporation	$187	$792	$979

	First Quarter 2010
	United
	States	International	Total
Sales and other operating revenues	$582	$1,532	$2,114
Other, net	(1)	55	54

Total revenues and non-operating income	581	1,587	2,168
Costs and expenses
Production expenses, including related taxes	116	361	477
Exploration expenses, including dry holes
and lease impairment	78	73	151
General, administrative and other expenses	36	31	67
Depreciation, depletion and amortization	136	383	519

Total costs and expenses	366	848	1,214

Results of operations before income taxes	215	739	954
Provision for income taxes	77	326	403

Results of operations attributable to Hess Corporation	$138	$413	$551

	Fourth Quarter 2010
	United
	States	International	Total
Sales and other operating revenues	$679	$1,613	$2,292
Other, net	(5)	13	8

Total revenues and non-operating income	674	1,626	2,300
Costs and expenses
Production expenses, including related taxes	143	389	532
Exploration expenses, including dry holes
and lease impairment	121	196	317
General, administrative and other expenses	56	24	80
Depreciation, depletion and amortization	184	425	609

Total costs and expenses	504	1,034	1,538

Results of operations before income taxes	170	592	762
Provision for income taxes	72	270	342

Results of operations attributable to Hess Corporation	$98	$322	$420

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	First	First	Fourth
	Quarter	Quarter	Quarter
	2011	2010	2010
Operating Data
Net Production Per Day (in thousands)
Crude oil - barrels
United States	77	71	76
Europe	99	86	103
Africa	84	118	99
Asia	14	14	13
Total	274	289	291

Natural gas liquids - barrels
United States	13	13	14
Europe	4	3	4
Asia	1	1	1
Total	18	17	19

Natural gas - mcf
United States	106	97	114
Europe	107	156	138
Asia and other	430	452	411
Total	643	705	663
Barrels of oil equivalent	399	423	420

Average Selling Price
Crude oil - per barrel (including hedging)*
United States	$91.56	$74.40	$80.65
Europe	84.17	55.25	63.18
Africa	82.32	62.38	70.21
Asia	110.80	71.67	86.94
Worldwide	87.22	63.62	71.73

Crude oil - per barrel (excluding hedging)
United States	$91.56	$74.40	$80.65
Europe	84.17	55.25	63.18
Africa	102.58	75.96	86.40
Asia	110.80	71.67	86.94
Worldwide	92.35	69.06	77.17

Natural gas liquids - per barrel
United States	$57.31	$51.11	$51.89
Europe	80.29	59.38	64.65
Asia	73.35	63.92	70.22
Worldwide	63.45	52.93	55.00

Natural gas - per mcf
United States	$3.82	$4.63	$3.11
Europe	8.25	5.41	7.81
Asia and other	5.75	6.37	5.06
Worldwide	5.84	5.92	5.30

*	The after-tax losses from crude oil hedging activities were $81 million in the first quarter of 2011, $83 million in the first quarter of 2010 and $86 million in the fourth quarter of 2010.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
MARKETING AND REFINING SUPPLEMENTAL FINANCIAL AND OPERATING DATA (UNAUDITED)

		First	First	Fourth
		Quarter	Quarter	Quarter
		2011	2010	2010
Financial Information (in millions of dollars)

Marketing and Refining Results
Income (loss) before income taxes		$96	$139	$(251)
Provision (benefit) for income taxes		57	52	10
Results of operations attributable to Hess Corporation		$39	$87	$(261)

Summary of Marketing and Refining Results
Refining		$(48)	$(56)	$(308)
Marketing		68	121	37
Trading		19	22	10
Results of operations attributable to Hess Corporation		$39	$87	$(261)

Operating Data (barrels and gallons in thousands)

Refined Product Sales (barrels per day)
Gasoline		226	251	225
Distillates		134	126	144
Residuals		87	86	78
Other		20	51	42
Total		467	514	489

Refinery Throughput (barrels per day)
HOVENSA - Crude runs		263	375	384
HOVENSA - Hess 50% share		132	188	192
Port Reading		66	62	60

Refinery Utilization	Refinery Capacity
HOVENSA	(barrels per day)
Crude	350 (a)	75.2%	75.1%	76.8%
FCC	150	65.6%	41.2%	57.3%
Coker	58	41.6%	85.0%	73.3%
Port Reading	70	94.0%	88.8%	86.0%

Retail Marketing
Number of retail stations (b)		1,350	1,359	1,362
Convenience store revenue (in millions of dollars) (c)		$278	$276	$298
Average gasoline volume per station (gallons per month) (c)		185	188	201

(a)	HOVENSA’s refining crude capacity was reduced from 500,000 to 350,000 barrels per day in the first quarter of 2011.
(b)	Includes company operated, Wilco-Hess, dealer and branded retailer.
(c)	Company operated only.

CONTACT:
Hess Corporation
Investor Contact:
Jay Wilson, 212-536-8940
or
Media Contact:
Jon Pepper, 212-536-8550